UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2010

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

525 Market Street, 4th Floor, San Francisco, California 94105-2712

(Address of principal executive offices) (Zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 27, 2010, the compensation committee (the “Compensation Committee”) of our board of directors (the “Board”) adopted a form of Performance Stock Award Agreement (the “Performance Stock Award Agreement”) to evidence grants of performance shares made on January 27, 2010 pursuant to our 1999 BRE Stock Incentive Plan (the “Plan”) to certain of our officers, including our chief executive officer, chief financial officer and the other named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission). The form of Performance Stock Award Agreement sets forth the terms and conditions on which shares of our common stock are earned by the award recipient. 50% of each award vests ratably over four years on each anniversary of the grant date subject to continuous employment, and 50% will be earned on January 27, 2014 determined based on our achievement of performance goals and subject to certain adjustments as set forth in the Performance Stock Award Agreement, with the exact number of shares earned determined based upon our performance over a four year period as measured by reference to our total shareholder return and return on capital over such period. The performance criteria linked to the vesting of the shares, at the end of the fourth year, include target levels for the following metrics:

Goal		Metric
Description	Weighting Factor	Threshold	Target	Maximum
Relative TSR vs. RMS (1)	35%	75%	100%	120%
Relative TSR vs. Peer Group (2)	15%	65%	105%	Highest of Peers
EVA Spread (3)	50%	+50 basis points	+100 basis points	+150 basis points

(1)	Relative TSR vs. RMS is defined as the percentile ranking of our total shareholder return during the performance period measured against the total return of the MSCI US REIT Index (RMS) during the performance period.
(2)	Relative TSR vs. Peer Group is defined as the percentile ranking of our total shareholder return during the performance period measured against the total return of the five most comparable REITs to BRE identified at the time of grant: Avalon Bay Communities, Inc., Camden Property Trust, Essex Property REIT, Equity Residential REIT, and UDR REIT.
(3)	EVA Spread is defined as the amount by which our performance period return on invested capital exceeds our performance period weighted average cost of capital.

The foregoing description of the Performance Stock Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Performance Stock Award Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

On January 28, 2010, Thomas P. Sullivan and Jeffrey T. Pero, who were appointed to the Board effective December 1, 2009, were granted 1,376 restricted shares (the “Shares”) each. The grants were made under our Fifth Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan. The Shares will become fully vested on January 27, 2011. In addition, if the applicable director terminates his service as a director prior to such date, all of such director’s unvested Shares will become fully vested.

On January 27, 2010, the Compensation Committee adopted a form of Certificate of Stock Option Grant (the “Option Agreement”) to evidence grants of options made on January 27, 2010 to certain of our officers, including our chief executive officer, chief financial officer and the other named executive officers pursuant to the Plan. The Option Agreement provides that the options will vest ratably over four years on each anniversary of the grant date subject to continued employment by the optionee. The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

On February 1, 2010, the Compensation Committee granted John Schissel, our Chief Financial Officer, 10,829 shares of restricted stock (the Schissel Shares”) pursuant to the Plan. The Schissel Shares cliff vest on February 1, 2013.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Performance Stock Award Agreement under 1999 BRE Stock Incentive Plan, as amended

10.2	Form of 1999 BRE Stock Incentive Plan Certificate of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: February 2, 2010	By:	/s/ KERRY FANWICK
	Name:	Kerry Fanwick
	Its:	Executive Vice President, General Counsel and Secretary

Exhibits

Exhibit Number	Description

10.1	Form of Performance Stock Award Agreement under 1999 BRE Stock Incentive Plan, as amended

10.2	Form of 1999 BRE Stock Incentive Plan Certificate of Stock Option Agreement